Exhibit 10.78

*** CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS
DOCUMENT (INDICATED BY ASTERISKS) HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER 17
C.F.R. SECTIONS 200.80(B)(4) AND 240.24b-2.

May 11, 2004

Mr. Roger Durst

Bruker-AXS Inc.

5465 E. Cheryl Parkway

Madison, WI  53711

RE:          Worldwide Distribution and Strategic Alliance Agreement dated July 24, 2003 (the “Agreement”)

Dear Roger:

This letter will confirm our agreement to amend the above stated Agreement.  Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.  The parties agree as follows:

1.             The functional specifications for the CF Software will be those identified in Appendix A ([...***...]) affixed to this letter.  BAXS agrees to review the CF Software, or any interim release of it, as soon as it is made available by DPI and, within 3 business days of such availability by DPI, BAXS shall identify any functional deficiencies (identified under normal and intended operating conditions) in the CF Software.  The parties acting reasonably shall agree upon a “punch list” of functional deficiencies, if any, and DPI shall correct them.  DPI shall notify upon the correction of the “punch list” items, at which time BAXS shall have a further 3 days to review the “punch list” corrections.  Upon all “punch list” items being corrected to meet the functional specifications, the CF Software shall be deemed accepted by BAXS in full satisfaction of all Agreement requirements.  The first BAXS evaluation of CF Software [...***...] is scheduled for the week of [...***...] at DPI’s offices in San Diego.

2.             Within [...***...] of this letter, BAXS shall provide DPI a firm purchase order(s) for the delivery of [...***...] CF-400 units.  Such purchase order(s) shall require delivery of the CF-400 units to BAXS, or a BAXS designated customer, no later than [...***...].  Upon acceptance of the CF Software in accordance with paragraph 1 above, and provided such acceptance occurs on or prior to [...***...], BAXS shall provide DPI a further binding purchase order(s) for no less than [...***...] CF-400 units requiring delivery no later than [...***...].

3.             Upon acceptance of the CF Software in accordance with paragraph 1 above, BAXS shall provide DPI further binding purchase orders for no less than [...***...] CF-400 units requiring delivery no later than [...***...] and no less than [...***...] CF-400 units requiring delivery no later than [...***...] and a forecast by [...***...] for units requiring delivery in [...***...].

4.             BAXS shall provide DPI a firm purchase order for delivery of a [...***...] CF-400 unit with delivery required on or prior to [...***...].  DPI shall transfer such unit to BAXS at a price of [...***...].

***Confidential Treatment Requested

5.             With the exception of the [...***...] CF-400 unit describe in paragraph 5, all CF-400 units requiring delivery in calendar year 2004 shall be transferred by DPI to BAXS in accordance with the pricing schedule affixed to this letter agreement.

6.             Crystal Resolve Software.  [...***...] of this accessory product is described in Appendix B and it will be provided to BAXS for evaluation of the same time as CF Software [...***...].  The evaluation of Crystal Resolve Software will follow the same protocol as CF Software [...***...] but the acceptance of Crystal Resolve will be a separate and independent event, and it will not be in any way linked to the acceptance of Crystal Farm or its operating software as a product.

7.             The specifications, prices and delivery of any future software product expanding CF Software [...***...] or CR Software [...***...] will be agreed to in good faith by the parties and documented in writing prior to becoming part of this agreement.

Except as expressly set forth herein, all other terms of the Agreement shall remain in effect.

Roger, we firmly believe that BAXS and DPI are excellent strategic partners with the capability of dominating in this market area.  We are committed to working with you in the continued development of this product line based on sound business principles that benefit both BAXS and DPI.  Please indicate your acceptance of the terms of this Letter by signing and dating in the area indicated below and return one original to us.

Very truly yours,

DISCOVERY PARTNERS INTERNATIONAL, INC.

		By	/s/ Riccardo Pigliucci
Riccardo Pigliucci
Chief Executive Officer

Date

ACCEPTED:

BRUKER AXS INC.

By	[Name Illegible]
Name
Title

Date	5/18/04

***Confidential Treatment Requested

PRICING SCHEDULE

For [...***...]  (through [...***...]), CF-400 transfer pricing will be as follows:

Transfer Price = [...***...]

Example pricing is shown in the following table:

Bruker WW Sales Price	Bruker Margin (%)	Bruker Margin ($ )	DPI Transfer Price
[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]

Pricing Notes:

1.             The new pricing will apply only to stand alone Crystal Farm sales delivered to 3rd-party clients.  CF-400 units packaged with Bruker X-Ray sales or not delivered by [...***...] will be transferred to BAXS at [...***...].

2.             No [...***...] units will be transferred by DPI to BAXS at a price of less than [...***...] per unit.

3.             The new pricing will be in effect for all PO’s received through [...***...] for a Bruker client.

4.             All sales P.O.s associated with the new pricing will be followed up with a copy of the Bruker customer invoice.  Under this program, when DPI provides a CF-400, DPI will bill Bruker for the current contract transfer price of [...***...].  Upon receiving a copy of the customer invoice from Bruker, DPI will credit or debit Bruker appropriately at an adjusted transfer price as determined by the pricing schedule noted above.

***Confidential Treatment Requested

Appendix A ([...***...])

Schedule A:  Crystal Navigator Software Features  –  [...***...]

FEATURES	Mandatory Function for Acceptance
Crystal Navigator Operating Software
[...***...]
[...***...]
[...***...]
[...***...]

Additional Web Features:
[...***...]
[...***...]
[...***...]
[...***...]
[...***...]
[...***...]
[...***...]
[...***...]

Additional Imaging Capabilities:
[...***...]
[...***...]
[...***...]
[...***...]
[...***...]
[...***...]

Plate types:
[...***...]
[...***...]
[...***...]
[...***...]
[...***...]
[...***...]
[...***...]
[...***...]
[...***...]

***Confidential Treatment Requested

Appendix B

Crystal Resolve Software

The Crystal Resolve Software is a stand-alone accessory software package additional to the basic Crystal Navigator software delivered with Crystal Farm.  Crystal Resolve employs sophisticated algorithms to evaluate images and help the operator prioritize the Crystal Farm work schedule.  Given the [...***...] of this [...***...], the Crystal Resolve software will be developed in stages and [...***...] in order to [...***...] the [...***...] features.  The first version of Crystal Resolve is designated as Crystal Resolve [...***...].  This version will be provided to Bruker and to customers [...***...].

Crystal Resolve [...***...] will analyze an entire image and return values to CF Software that are indicative of the percentage of pixels that Crystal Resolve considers crystal-like, the percentage of crystals that Crystal Resolve considers precipitate-like, and an overall measurement of “relative interest” that can be used to prioritize images.

The [...***...] are to provide initial users with a version that will facilitate confirmation that Crystal Resolve works together with CF Software and to evaluate the analytical values and rankings computed and returned to CF Software by Crystal Resolve as compared to routine human observations of the same images.  These evaluations will be done using CF Software.  Crystal Resolve [...***...] speed will [...***...], and if the CF System is fully scheduled, Crystal Resolve [...***...] may process [...***...] of the images.

***Confidential Treatment Requested